        Exhibit 107.1
Calculation Of Filing Fee Tables

Form S-8
(Form Type)

Zuora, Inc.
(Exact Name of Registrant as specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	7,933,701(2)	$9.40(3)	$74,576,790	0.0001102	$8,219
Equity	Class A Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,586,740(4)	$7.99(5)	$12,678,053	0.0001102	$1,398
Total Offering Amounts							$9,617
Total Fee Offsets(6)							-
Net Fee Due							$9,617
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.
(2) Represents additional shares of Registrant’s Class A common stock reserved for issuance under the 2018 Equity Incentive Plan (“2018 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2018 Plan.
(3) Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange (“NYSE”) on March 27, 2023.
(4) Represents additional shares of the Registrant’s Class A common stock reserved for issuance under the 2018 Employee Stock Purchase Plan (“Purchase Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.
(5) Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on NYSE on March 27, 2023. Under the Purchase Plan, the purchase price of a share of Class A common stock is equal to 85% of the fair market value of the Registrant’s Class A common stock on the offering date or the purchase date, whichever is less.
(6) The Registrant does not have any fee offsets.